Exhibit 10.6
CORESITE REALTY CORPORATION AND CORESITE, L.P.
2010 EQUITY INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AGREEMENT
GRANT NOTICE
     Unless otherwise defined herein, the terms defined in the CoreSite Realty Corporation and CoreSite, L.P. 2010 Equity Incentive Award Plan, as amended from time to time (the “Plan”), shall have the same defined meanings in this Restricted Stock Unit Agreement, which includes the terms in this Grant Notice (this “Grant Notice”) and Appendix A attached hereto (collectively the “Agreement”).
     The holder listed below (the “Participant”) has been granted Restricted Stock Units (the “RSUs”), subject to the terms and conditions of the Plan and this Agreement.

Participant:
Grant Date:
Number of RSUs:
Type of Shares Issuable:	Common Stock of CoreSite Realty Corporation
Vesting Schedule:	The RSUs will become fully vested on [ ]
     By his or her signature, and the Company’s and the Partnership’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement, including this Grant Notice and Appendix A. The Participant has reviewed the Plan and this Agreement, including this Grant Notice and Appendix A, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan and this Agreement, including this Grant Notice and Appendix A. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the RSUs.

CORESITE REALTY CORPORATION	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

CORESITE L.P.: Holder:

By:
Print Name:
Title:
Address:

* * * * *

APPENDIX A
TO THE RESTRICTED STOCK UNIT AGREEMENT
     Pursuant to this Agreement and the Plan, the Company has awarded to the Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
     1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings specified in the Plan and the Grant Notice.
     1.2 Incorporation of Terms. The RSUs and the shares of Stock issued to the Participant hereunder (“Shares”) are subject to the terms and conditions of the Plan which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control, except as provided in Section 3.13.
ARTICLE II.
AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS
     2.1 Award of RSUs and Dividend Equivalents.
          (a) In consideration of Participant’s past and/or continued employment with or service to the Company, the Partnership or a Subsidiary and for other good and valuable consideration, the Company has granted to the Participant the number of RSUs set forth in the Grant Notice. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. Prior to the actual delivery of any Shares, such RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.
          (b) The Company hereby grants to the Participant a Dividend Equivalents award with respect to each RSU granted pursuant to this Agreement for all ordinary quarterly cash dividends which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the date when the RSU is distributed or paid to the Participant or is forfeited or expires. The Dividend Equivalents award for each RSU shall be equal to the amount of cash which is paid as a dividend on one share of Stock. All such Dividend Equivalents shall be credited to the Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.
     2.2 Vesting of RSUs and Dividend Equivalents.
          (a) Subject to the Participant’s continued employment with or service to the Company, the Partnership or a Subsidiary on the applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Each additional RSU which results from deemed reinvestments of Dividend Equivalents pursuant to

Section 2.1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests. In addition, any unvested RSUs and Dividend Equivalents shall vest as of immediately prior to the occurrence of a Change in Control.
          (b) In the event the Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Participant and the Company or the Partnership, the Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement which have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and the Participant’s rights in any such RSUs and Dividend Equivalents which are not so vested shall lapse and expire.
     2.3 Distribution or Payment of RSUs.
               (i) All of the Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in cash on the earlier of (i) the date of the Participant’s Separation from Service for any reason, subject to Section 2.3(b), or (ii) the date of the occurrence of a Change in Control, but only if such transaction or event constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). In the event that the Company elects to make payment of the Participant’s RSUs in cash, the amount payable in cash for each RSU shall be equal to the Fair Market Value of a share of Stock on the day immediately preceding the applicable distribution or payment date. All distributions made in Shares shall be made by the Company or the Partnership in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately prior to such distribution. Notwithstanding any provisions of this Agreement or the Plan to the contrary, the time of distribution of the RSUs under this Agreement may not be changed except as may be permitted by the Administrator in accordance with Section 409A of the Code and the applicable Treasury Regulations promulgated thereunder.
          (b) For purposes of this Agreement, the Participant’s “Separation from Service” shall mean the Participant’s “separation from service” from the Company and the Partnership (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)). Notwithstanding anything to the contrary in this Agreement, no Restricted Stock Unit shall be distributed or paid to the Participant during the 6-month period following the Participant’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the distribution or payment of any of the Participant’s RSUs is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), such RSUs shall be distributed in shares of Stock or, at the option of the Company, paid in cash.
     2.4 Tax Withholding; Conditions to Issuance of Certificates.
          (a) The Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company, the Partnership or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company, the Partnership nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company, the Partnership and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate the Participant’s tax liability.

          (b) In the event that any tax withholding becomes due with respect to the RSUs or Dividend Equivalents, prior to any such tax withholding becoming due, the Participant must make arrangements satisfactory to the Committee to satisfy such withholding and must satisfy such tax withholdings when due. To the extent permitted by the Committee, the Company, the Partnership or the employing Subsidiary will withhold a portion of the Shares issuable from the RSUs that have an aggregate Fair Market Value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Company or the employing Subsidiary with respect to the RSUs and the Shares issued therefrom. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Participant with respect to the payment of any income and other taxes which the Company or the Partnership determines must be withheld or collected with respect to such RSUs and the Shares issued therefrom. In addition and to the maximum extent permitted by law, the Company, the Partnership or the employing Subsidiary has the right to retain without notice from salary or other amounts payable to the Participant, cash having a value sufficient to satisfy any tax withholding obligations that cannot be or are not satisfied by the withholding of otherwise deliverable Shares.
          (c) The Company or the Partnership shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, and (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable. In the event that the Company or the Partnership delays a distribution or payment in settlement of RSUs because it determines that the issuance of shares of Stock in settlement of such RSUs will violate Federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company or the Partnership reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 10 if such delay will result in a violation of Section 409A of the Code.
     2.5 Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to the receipt of dividends and distributions on such Shares.
ARTICLE III.
OTHER PROVISIONS
     3.1 Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

     3.2 RSUs and Dividend Equivalents Not Transferable. The RSUs and Dividend Equivalents may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or Dividend Equivalents or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
     3.3 Adjustments. The Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 10.1 of the Plan.
     3.4 Notices. Any notice to be given under the terms of this Agreement to the Company or the Partnership shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice. By a notice given pursuant to this Section 3.4, each party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     3.7 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.
     3.9 Successors and Assigns. The Company and the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his heirs, executors, administrators, successors and assigns.

     3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company, the Partnership or any Subsidiary.
     3.12 Entire Agreement. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the RSUs.
     3.13 Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.
     3.14 Agreement Severable. In the event that any provision of this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
* * * * *